Exhibit 99.1

Investor Relations Contact:
Raphael Gross/Don Duffy
203.682.8200
Kona Grill Reports First Quarter Results
First Quarter Revenues Increase 53.7%; Diluted EPS of ($0.09)
Shareholder Meeting to be Held on May 1st in Phoenix, AZ
SCOTTSDALE—(BUSINESS WIRE)—April 30, 2007—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today reported results for its first quarter ended March 31, 2007.
Highlights for the first quarter of 2007 include:
•	Opened restaurant in Austin, TX

•	Revenues increased 53.7% to $15.7 million

•	Same-store sales increased 1.4%

•	Restaurant operating profit increased 43.1% to $2.9 million

•	Net loss of ($0.5) million, or ($0.09) per diluted share, including non-cash stock-based compensation expense of $0.2 million, or $0.03 per diluted share
“Top-line growth exceeded our expectations, as strong March sales helped us overcome weather-related softness experienced earlier in the quarter. While inefficiencies at newer units and higher labor costs hindered our overall margins at the restaurant-level, we are pleased to have begun effectively leveraging our G & A expense across a larger restaurant base. Recent successful openings in Austin, TX and Troy, MI give us great confidence that we can continue to expand the Kona Grill concept across the country and move towards profitability over time,” said Marcus E. Jundt, Chairman of the Board, Chief Executive Officer and President of Kona Grill.
First Quarter Financial Results
For the first quarter of 2007, revenues increased 53.7% to $15.7 million from $10.2 million during the prior year comparable period. Restaurant sales for the quarter reflect $5.2 million in incremental revenue associated with the opening of six new restaurants since April 2006 and a same-store sales increase of 1.4%, driven by higher menu prices. The Company opened one restaurant during the first quarter in Austin, TX and has since opened a location in Troy, MI in the second quarter.
Average weekly sales for the seven restaurants in the comparable base were $94,690 during the first quarter of 2007, compared to $93,399 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open the entire quarter were $73,046 during the first quarter this year versus $65,786 last year, an 11.0% increase.

Restaurant operating profit was $2.9 million, or 18.2% of restaurant sales, compared to $2.0 million, or 19.6% of restaurant sales a year-ago. Restaurant operating profit was negatively impacted by higher labor costs, a portion of which is attributed to minimum wage increases in four states, and to a lesser extent, higher produce and seafood prices. In addition, margins were affected by typical operating inefficiencies experienced at new restaurants as the first quarter of 2007 included 35 operating weeks from restaurants open less than six months, or 19% of the Company’s total operating weeks for the period. For the nine restaurants opened longer than twelve months, restaurant operating profit, as a percentage of restaurants sales, was 20.7%.
Net loss for the first quarter of 2007 was ($0.5) million, or ($0.09) per diluted share, based upon 5.9 million diluted shares, versus net loss of ($0.9) million, or ($0.16) per diluted share for the same period last year, based upon 5.7 million diluted shares.
Financial Guidance
For the second quarter of 2007, the Company expects revenue of $18.1 million to $18.6 million and a net loss of ($0.3) million to net profit of $0.1 million, or ($0.05) to $0.02 per diluted share. This range includes the impact of expensing non-cash stock-based compensation which is estimated to be $0.03 to $0.04 per diluted share for the second quarter of 2007.
For fiscal year 2007, the Company continues to expect revenue of $73 million to $75 million and an increased net loss compared to previous guidance of $(1.7) million to ($0.4) million, or ($0.29) to ($0.08) per diluted share. This estimate includes the estimated impact of stock-based compensation, which is estimated to be $0.10 to $0.12 per diluted share. Guidance for the 2007 net loss has been increased by ($0.5) million or ($0.09) per diluted share due to lower margins caused by increased labor and food costs. The Company anticipates opening an additional four new restaurants in fiscal year 2007, in Baton Rouge, LA, West Palm Beach, FL, Stamford, CT and Gilbert, AZ; all of which will commence operations in the second half of the year.
Conference Call and Annual Shareholder Meeting
The Company will host a conference call to discuss first quarter 2007 financial results today at 5:00 PM ET. The call will be webcast live from the Company’s website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-877-502-9272 or 1-913-981-5581 for international callers. A replay of the call will be available until Monday, May 7, 2007, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 9764392.
The Company will also hold its Annual Shareholders meeting on Tuesday, May 1, 2007, at the Offices of Greenberg Traurig LLP, 2375 E. Camelback Road, Suite 700, Phoenix, AZ 85016 at 5:00 PM ET.

About Kona Grill
Kona Grill owns and operates restaurants in Scottsdale and Chandler, AZ; Denver, CO; Naples, FL; Lincolnshire and Oakbrook, IL; Carmel, IN; Troy, MI; Kansas City, MO; Omaha, NE; Las Vegas, NV; Austin, Dallas, Houston, San Antonio, and Sugar Land (Houston), TX. Kona Grill restaurants offer freshly prepared food, personalized service, and a warm, contemporary ambiance that creates an exceptional, yet affordable, dining experience. Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar.
Forward-Looking Statements
The financial guidance we provide for our second quarter and fiscal year 2007 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include various risk factors set forth in our 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as well as various risk factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets	$13,579	$17,873
Other assets	457	407
Property and equipment, net	42,771	40,516

Total assets	$56,807	$58,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$6,921	$8,731
Long-term obligations	14,391	14,243
Stockholders’ equity	35,495	35,822

Total liabilities and stockholders’ equity	$56,807	$58,796

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
	(Unaudited)
Restaurant sales	$15,666	$10,194
Costs and expenses:
Cost of sales	4,546	2,895
Labor	5,075	3,153
Occupancy	1,058	706
Restaurant operating expenses	2,134	1,446
General and administrative	1,769	2,014
Preopening expense	488	291
Depreciation and amortization	1,289	730

Total costs and expenses	16,359	11,235

Loss from operations	(693)	(1,041)
Nonoperating income (expense):
Interest income	160	237
Interest expense	—	(79)

Loss before provision for income taxes	(533)	(883)
Provision for income taxes	10	5

Net loss	$(543)	$(888)

Net loss per share:
Basic	$(0.09)	$(0.16)

Diluted	$(0.09)	$(0.16)

Weighted average shares used in computation:
Basic	5,854	5,731

Diluted	5,854	5,731

Reconciliation of Restaurant Operating Profit to Loss from Operations
The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a percentage of restaurant sales as a key metric to evaluate its restaurants’ financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to loss from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company’s calculation of restaurant operating profit and a reconciliation to loss from operations, the most comparable GAAP measure.

	Three Months Ended March 31,
	2007	2006
Restaurant sales	$15,666	$10,194
Costs and expenses:
Cost of sales	4,546	2,895
Labor	5,075	3,153
Occupancy	1,058	706
Restaurant operating expenses	2,134	1,446

Restaurant operating profit	2,853	1,994

Deduct — other costs and expenses:
General and administrative	1,769	2,014
Preopening expense	488	291
Depreciation and amortization	1,289	730

Loss from operations	$(693)	$(1,041)

	Percentage of Restaurant Sales
	Three Months Ended March 31,
	2007	2006
Restaurant sales	100.0%	100.0%
Costs and expenses:
Cost of sales	29.0	28.4
Labor	32.4	30.9
Occupancy	6.8	6.9
Restaurant operating expenses	13.6	14.2

Restaurant operating profit	18.2	19.6

Deduct — other costs and expenses:
General and administrative	11.3	19.7
Preopening expense	3.1	2.9
Depreciation and amortization	8.2	7.2

Loss from operations	(4.4)%	(10.2)%